Staley, Okada & Partners
CHARTERED ACCOUNTANTS

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-8377
info@staleyokada.com
www.staleyokada.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent the incorporation by reference to the Form SB-2 registration statement dated January 26, 2007 of CrossPoint Energy Company (formerly Electrum Mining Limited) (the "Company"), of our report dated November 29, 2005, relating to the consolidated financial statements of the Company for the fiscal year ended September 30, 2005.

Vancouver, B.C.
January 26, 2007

/s/ **STALEY, OKADA & PARTNERS**